SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               PRACTICEXPERT, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                  NEVADA                                  87-0622329
     -------------------------------      ------------------------------------
     (State or other jurisdiction of      (I.R.S. Employer Identification No.)
     incorporation or organization)

   23975 PARK SORRENTO DRIVE, NO. 110
         CALABASAS, CALIFORNIA                               91302
(Address of principal executive offices)                   (Zip Code)


                           2006 CONSULTANT STOCK PLAN
                           --------------------------
                            (Full title of the plan)

                    Michael Manahan, Chief Executive Officer
                       23975 Park Sorrento Drive, No. 110
                           Calabasas, California 91302
                                 (818) 591-0081

                                   copies to:

                                  Mark Y. Abdou
                             Richardson & Patel, LLP
                       10900 Wilshire Boulevard, Suite 500
                          Los Angeles, California 90024
                                 (310) 208-1182
              -----------------------------------------------------
              (Name and address and telephone of agent for service)

                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
                                               PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES        AMOUNT TO BE      OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
   TO BE REGISTERED          REGISTERED            SHARE (1)             PRICE(1)         REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
     Common Stock            50,000,000             $0.01                  $500,000           $53.85
----------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, the price per share and aggregate offering price are based upon the average closing bid and ask price of the Common Stock of the Registrant as listed on the OTC Bulletin Board on July 17, 2006.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.           PLAN INFORMATION

                  Not applicable.

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

                  Not applicable.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

                  The following documents are hereby incorporated by reference into this Registration Statement:

                  (a) The Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, filed by the Registrant with the Securities and Exchange Commission (the "Commission") on April 28, 2006, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.

                  (b) The Current Report on Form 8-K, filed by the Registrant with the Commission on May 11, 2006.

                  (c) The Quarterly Report for the period ended March 31, 2006, filed by the Registrant with the Commission on Form 10-QSB, as amended, on May 22, 2006.

                  (d) The Current Report on Form 8-K, filed by the Registrant with the Commission on May 31, 2006.

                  (e) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 10-SB, filed with the Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") originally on May 10, 2000, including all amendments filed for the purpose of updating such common stock description.

                  (f) In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

                  The class of securities to be offered is Common Stock.

ITEM 4.           DESCRIPTION OF SECURITIES

                  Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Richardson & Patel, LLP, has given an opinion on the validity of the securities being registered hereunder. Erick Richardson and Nimish Patel, principals in the law firm, are eligible to receive shares of the Company's common stock pursuant to this Form S-8 Registration Statement.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 78.7502 of the Nevada Revised Statutes provides that we may indemnify any person who was or is a party, or is threatened to be made a party, to any action, suit or proceeding brought by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity. The expenses that are subject to this indemnity include attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the indemnified party in connection with the action, suit or proceeding. In order for us to provide this statutory indemnity, the indemnified party must not be liable under section
78.138 of the Nevada Revised Statutes or must have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to a criminal action or proceeding, the indemnified party must have had no reasonable cause to believe his conduct was unlawful.

                  Section 78.7502 also provides that we may indemnify any person who was or is a party, or is threatened to be made a party, to any action or suit brought by or on behalf of the corporation by reason of the fact that he is or was serving at the request of the corporation as a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity against expenses actually or reasonably incurred by him in connection with the defense or settlement of such action or suit if he is not liable under section 78.138 of the Nevada Revised Statutes or if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. We may not indemnify a person if the person is judged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity.

                  Section 78.7502 further requires us to indemnify present and former directors or officers against expenses if they have been successful on the merits or otherwise in defense of any action, suit, or proceeding, or in defense of any claim, issue, or matter.

                  As permitted by Nevada law, the Company's Bylaws also provide that no officer or director shall be personally liable for any obligations of the Corporation or for any duties or obligations arising out of any acts or conduct of said officer or director performed for or on behalf of the Corporation. The Corporation indemnifies and holds harmless each person and their heirs and administrators who serve as a director or officer of the Corporation from and against any and all claims, judgments, and liabilities to which such persons shall become subject by reason of their having been a director or officer of the Corporation, or by reason of any action alleged to have taken or omitted to have been taken by him or her as such director or officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including to defend such persons from all suits or claims as provided for under the provisions of the Nevada Revised Statutes; provided, however, that no such persons shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his or her own negligence or willful misconduct. The rights accruing to any person under such provisions of this section shall not exclude any other right to which he or she may lawfully be entitled, nor shall anything herein restrict the right of the Corporation to indemnify or reimburse such person in any proper case, even though not specifically herein provided for. The Corporation, its directors, officers, employees, and agents shall be fully protected in taking any action or making any payment, or in refusing so to do in reliance upon the advice of counsel.

                  The Company has been advised that it is the position of the Commission that, insofar as the provision in the Company's Bylaws may be invoked for liabilities arising under the Securities Act, the provision is against public policy and is therefore unenforceable.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable.

ITEM 8.           EXHIBITS.

                  4.1      2006 Consultant Stock Plan
                  5.1      Opinion and Consent from Richardson & Patel, LLP
                  23.1     Consent of Kabani & Company
                  23.2     Consent of Richardson & Patel, LLP (included in
                           Exhibit 5.1)

ITEM 9.           UNDERTAKINGS

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution;

                  (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

                  (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering; and

                  (4) For determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, to be a seller to the purchaser and to be considered to offer or sell such securities to such purchaser: a) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 (ss.230.424);
b) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant; c) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on its behalf; and d) any other communication that is an offer in the offering made by the Registrant to the purchaser.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, California, on June 12, 2006.

                                        PRACTICEXPERT, INC.



                                        By:/s/ Michael Manahan
                                           -------------------------------------
                                           Michael Manahan,
                                           Chief Executive Officer

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                                        By:/s/ Michael Manahan
                                           -------------------------------------
                                           Michael Manahan,
                                           Chief Executive Officer and Director
                                           (Principal Executive Officer)
                                           July 14, 2006


                                        By:/s/ Anthony Biele
                                           -------------------------------------
                                           Anthony Biele,
                                           Chief Financial Officer (Principal
                                           Accounting and Financial Officer)
                                           July 14, 2006


                                        By:/s/ Jonathan Doctor
                                           -------------------------------------
                                           Jonathan Doctor,
                                           Director
                                           July 14, 2006


                                        By:/s/ Zima Hartz
                                           -------------------------------------
                                           Zima Hartz,
                                           Director
                                           July 14, 2006


                                        By:/s/ Monica Dedovich
                                           -------------------------------------
                                           Monica Dedovich,
                                           Director
                                           July 14, 2006


                                        By:/s/ Charles Smith
                                           -------------------------------------
                                           Charles Smith,
                                           Director
                                           July 14, 2006